UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

12 Federal Street, One North Shore Center Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	FNB	New York Stock Exchange
Depositary Shares each representing 1/40th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E	FNBPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On September 23, 2019, the Board of Directors of the Company adopted a stock repurchase program which authorizes up to $150 million in repurchases of its Common Stock in the open market and in privately negotiated transactions. The repurchase program is expected to continue through the end of 2020. A press release announcing the stock repurchase program was issued and is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

99.1	F.N.B. Corporation press release dated September 23, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: September 23, 2019